Exhibit 10.1

MetLife

Investment Management

February 17, 2023

Southern Regional Office Agricultural Finance

MetLife Investment Management, LLC 6750 Poplar Avenue, Suite 109

Germantown, Tennessee 38138

Jonathan B. Dressler

Managing Director Phone: 559-394-4095

Email idressler@mellife.com

Alico, Inc.

10070 Daniels Interstate Court, Ste 200

Ft Myers, Florida, 33913

Re: OPTION TO DEFER PRINCIPAL PAYMENTS

Metropolitan Life Insurance Company, a New York corporation ("Lender") 197236 (the "Loan")

Dear Alico, Inc.:

We have been a trusted agricultural lender for more than 100 years and understand the challenges those dedicated to agriculture face today. In response to Hurricane Ian which struck Florida on September 28, 2022, MetLife Investment Management Agricultural Finance is prepared to support your continued agricultural operations. As you know, a payment will be due on the above referenced Loan on 5/1/23, 8/1/23, 11/1/23 (the "Payment Date"). Based on your payment record, we are pleased to extend you an opportunity to defer the principal portion of the scheduled payment due on the Payment Date to the maturity date of the Loan (the "Deferred Payment").

This offer is subject to (a) your acceptance by written confirmation signed by all parties identified below and received by us no later than March 3, 2023, this Deferred Payment offer, and (b) the continued timely receipt of all scheduled interest payments. Default under your Loan will cause the reinstatement of any remaining deferred principal obligations to the original schedule. Should you wish to take advantage of this offer, please confirm your election by signing and returning this letter to us prior to March 3, 2023.

This deferment offer applies only to the Deferred Payment referenced above. All future principal payments not specifically deferred hereunder shall remain due as scheduled. Interest remains due and payable on the Payment Date as scheduled and all other terms of your Loan will remain unchanged.

Thank you for your commitment to agriculture and the trust you place in us as your agricultural lender. Please contact us if you have any questions about this offer. We look forward to serving you in the future.

Sincerely,

Metropolitan Life Insurance Company, a New York corporation By: MetLife Investment Management, LLC,

Its Investment Manager

Jonathan B. Dressler

Authorized Signatory and Managing Director

ELECTION:

By the signature(s) below, the undersigned hereby accepts Lender's offer to defer payment of the Deferred Payment set forth above to the maturity date of the Loan. Undersigned represents and warrants undersigned has no claims, defenses or offsets with respect to the outstanding balance owing on the promissory note and there is no event of default under the promissory note or other loan documents evidencing and/or securing the Loan.

Undersigned has read, understands full execution of this offer will modify the promissory note and default under this offer shall be a default under the promissory note which it modifies. All other terms, conditions, and covenants which are not expressly modified herein shall remain in full force and effect and undersigned hereby reaffirms for the benefit of Lender the terms and provisions of the promissory note and other loan documents for the Loan.

ALICO, INC., a Florida corporation

Print Name: John E. Kiernan

Title: President & CEO

ALICO LAND DEVELOPMENT, INC., a Florida corporation

Print Name: John E. Kiernan

Title: President & CEO

ALCO FRUIT COMPANY, LLC, a Florida limited liability company

By: Alico, Inc., a Florida corporation, its Managing Member

Print Name: John E. Kiernan

Title: President & CEO

Attachment To Hurricane Ian Principal Deferral Letter Agreement Loan 197236

AFFIRMATION OF GUARANTY

The undersigned hereby affirm and restate their personal obligations to Lender, as modified by, and hereby consent to, this modification to Promissory Note, absolutely and unconditionally guarantying the obligations of Borrower under the Note, as amended. Furthermore, as of the date hereof the undersigned guarantors declare that they have no rights of setoff, counterclaims, defenses or causes of action of any kind against Lender, and to the extent any such rights of setoff, counterclaims, defenses or other causes of action exist whether known or unknown, there are hereby waived by the undersigned.

GUARANTOR

ALCO CITRUS NURSERY, LLC, a Florida limited liability company

By: Alico, Inc., a Florida corporation, its Managing Member

Print Name: John E. Kiernan

Title: President & CEO